UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	0-18225	77-0059951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CSCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Meeting”) of Cisco Systems, Inc. (“Cisco”) was held on December 10, 2019. At the Meeting, the shareholders voted on the following four proposals and cast their votes as follows:

Proposal 1: To elect ten members of Cisco’s Board of Directors (the “Board”):

Nominee	For	Against	Abstained	Broker Non-Votes
M. Michele Burns	2,796,477,870	120,135,867	10,317,660	621,656,476
Wesley G. Bush	2,909,371,948	6,430,788	11,128,661	621,656,476
Michael D. Capellas	2,752,930,202	163,330,894	10,670,301	621,656,476
Mark Garrett	2,905,449,640	10,348,857	11,132,900	621,656,476
Dr. Kristina M. Johnson	2,892,190,934	24,124,062	10,616,401	621,656,476
Roderick C. McGeary	2,766,732,128	149,483,044	10,716,225	621,656,476
Charles H. Robbins	2,730,378,728	160,932,487	35,620,182	621,656,476
Arun Sarin	2,862,841,927	53,053,508	11,035,962	621,656,476
Brenton L. Saunders	2,887,800,540	28,026,394	11,104,463	621,656,476
Carol B. Tomé	2,909,791,629	5,982,906	11,156,862	621,656,476

Proposal 2: To approve, on an advisory basis, executive compensation:

For	Against	Abstained	Broker Non-Votes
2,751,321,171	154,791,806	20,818,420	621,656,476

Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 25, 2020:

For	Against	Abstained	Broker Non-Votes
3,375,076,971	161,943,974	11,566,928	0

Proposal 4: A shareholder proposal to have Cisco’s Board adopt a new policy to have an independent Board chairman.

For	Against	Abstained	Broker Non-Votes
833,821,241	2,076,320,186	16,789,970	621,656,476

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: December 11, 2019	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary